Exhibit 107
Filed Pursuant to Rule 424(b)(7)
Registration No. 333-284878

Calculation of Filing Fee Tables
S-3
(Form Type)

Recursion Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities
CALCULATION OF REGISTRATION FEE

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.00001 per share	457(r)	7,088,742	$4.06	$28,780,292.52	$0.00013810	$3,974.56
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$28,780,292.52		$3,974.56
			Total Fees Previously Paid:						$0.00
			Total Fee Offsets:						$0.00
			Net Fee Due:						$3,974.56

Offering Note
(1)    In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Recursion Pharmaceutics, Inc. (the “Registrant”) initially deferred payment of all of the registration fees for the registration statement on Form S-3ASR (File No. 333- 284878), filed on February 12, 2025 (the “Registration Statement”). This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include an indeterminate number of additional shares of Class A common stock, par value $0.00001 per share (the “Class A common stock”) of the Registrant that may be issued to prevent dilution from stock splits, stock dividends or similar transactions. The prospectus to which this Exhibit is attached is a final prospectus supplement for the related offering. The maximum offering price per share was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Class A Common Stock on the Nasdaq Global Select Market on November 21, 2025.